SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                             FORM 8-K


                         CURRENT REPORT


            Pursuant to Section 13 or 15 (d) of the
                Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)

                     November 13, 1996


               FREEPORT-McMoRan COPPER & GOLD INC.
      (Exact name of registrant as specified in its charter)


     Delaware                 1-9916                 72-2480931
State or other jurisdiction (Commission File   (I.R.S. Employer
   of incorporation)          Number)          Identification No.)


         1615 Poydras Street, New Orleans, Louisiana    70112
            (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (504) 582-4000

Item 5.  Other Events

      On November 13, 1996, Freeport-McMoRan Copper & Gold Inc. (the "Company") entered into an Underwriting Agreement with UBS Securities LLC, Chase Securities Inc. and CS First Boston Corporation (a copy of such Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K) for the sale of $200,000,000 aggregate principal amount of 7.50% Senior Notes due 2006 in the form of a registered global security (the "2006 Notes") and $250,000,000 aggregate principal amount of 7.20% Senior Notes due 2026 in the form of registered global securities (the "2026 Notes," and together with the 2006 Notes, the "Senior Notes"). The Senior Notes are a portion of the Debt Securities previously registered by the Company for offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). The Senior Notes will be $450,000,000 in principal amount of Debt Securities registered under Registration No. 333-02699, which became effective on May 24, 1996.

     The Senior Notes are to be issued and sold under the terms of the Senior Indenture dated as of November 15, 1996 between the Company and The Chase Manhattan Bank, as supplemented by the First Supplemental Indenture to be dated as of November 18, 1996, which will set forth the terms and form of the Senior Notes (the form of the Supplemental Indenture is included as Exhibit 4.1 to this Form 8-K).

Item 7.   Financial Statements and Exhibits.

     The exhibits set forth below are filed herewith. Exhibits 1.1, 4.1, 4.2 and 23.1 relate to the Registrant's Registration Statement on Form S-3, Registration Statement No. 333-02699, and Exhibit 23.1 relates to the Registrant's Registration Statements on Form S-3, Registration Nos. 33-52503, 33-66098, 33-63376 and 33-45787.

  1.1 Underwriting Agreement dated November 13, 1996 among the Company and UBS Securities LLC, Chase Securities Inc.
and CS First Boston Corporation providing for the sale of the Senior Notes.

   4.1 Senior Indenture dated as of November 15,  1996  from
Freeport-McMoRan  Copper  & Gold Inc. to The Chase Manhattan
Bank, as Trustee.

   4.2 Form of First Supplemental Indenture dated as of November 18, 1996 from Freeport-McMoRan Copper & Gold Inc. to The Chase Manhattan Bank, as Trustee providing for the issuance of the Senior Notes and supplementing the Senior Indenture dated November 15, 1996 from the Company to such Trustee, providing for the issuance of Debt Securities.

  23.1 Consent of Arthur Andersen  LLP  dated  November  13,
1996.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          FREEPORT-McMoRan COPPER & GOLD INC.



                              By:  /s/ Michael A. Weaver
                                  ____________________________
                                       Michael A. Weaver
Dated:    November 15, 1996.      Controller-Financial Reporting